                                                         EXHIBIT 10.20


          AMENDMENT TO VESTING SCHEDULE OF PREVIOUSLY APPROVED
                    SUPPLEMENTAL RETIREMENT BENEFITS

                  Approved by the People Committee of
            Pharmacia Corporation (f/k/a Monsanto Company),
                           October 23, 1997

VESTING SCHEDULE FOR OTHER SERPS

Establish vesting of benefits at 50% after five years and 10% for each year thereafter. If terminated other than for cause, vesting will be 10% for each year of employment.

Bob Shapiro and Virginia Weldon are fully vested.

Proration will apply to Bob Hoffman (employed April 1, 1994), Phil Needleman (employed February 1, 1989) and Steve Engelberg (employed January 17, 1994).